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                          STRATEGIC RELATIONSHIP AGREEMENT


     This STRATEGIC RELATIONSHIP AGREEMENT (this "AGREEMENT") is between Hoover's, Inc., a Delaware corporation ("HOOVER'S"), and Knowledge Net Holdings, L.L.C., a Delaware limited liability company ("KU").

                                      RECITALS

     WHEREAS, Hoover's and KU are parties to a Stock Purchase Agreement, dated June 11, 1999 (the "STOCK PURCHASE AGREEMENT"), whereby Hoover's has agreed to sell, and KU has agreed to purchase, shares of Hoover's common stock; and

     WHEREAS, in consideration of Hoover's execution and delivery of the Stock Purchase Agreement, and as a condition to closing the Stock Purchase Agreement, Hoover's and KU agreed to enter into this Agreement.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                     AGREEMENT

     1. TERMS AND CONDITIONS. The following terms will govern the development of the strategic relationship (the "STRATEGIC RELATIONSHIP") between the parties:

     (a) KU will purchase Services (as defined below) from Hoover's of at least $2.0 million (Two Million Dollars) beginning on October 1, 1999 through September 30, 2001 (the "SPENDING REQUIREMENT"). At least $250,000 (Two Hundred Fifty Thousand Dollars) in Services will be purchased during the period from October 1, 1999 through December 31, 1999 (the "INITIAL QUARTER"). KU shall use reasonable efforts to spend the remaining amount of the Spending Requirement in equal increments over the seven consecutive quarterly periods commencing January 1, 2000 and agrees to spend a minimum of $100,000 (One Hundred Thousand Dollars) in each such quarter. KU and Hoover's shall meet no later than March 31, 2000 with the intent of agreeing to the form and timing of the remaining Spending Requirement, with such remaining Spending Requirement to in any event be fully paid by September 30, 2001.

     (b) "SERVICES" may include, but are not limited to: (i) banner and button advertising on Hoover's Online or its affiliated Web sites; (ii) sponsorship of feature or content areas of Hoover's Online, specifically an area of Hoover's Online dedicated to editorial content for a Training and Professional Development Resource Center; (iii) content licensing of Hoover's proprietary company or industry information for redistribution on KU operated Web sites; (iv) set-up fees associated with any Service; (v) editorial services associated with the creation of a


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          micro-site within Hoover's Online featuring KU content, goods, or services; (vi) enterprise subscriptions for KU and its Affiliates as defined below; and (vii) any other services that may be required following good faith negotiations between the Parties.

     (c) KU and Hoover's will execute appropriate contracts to reflect the Services subject to Hoover's standard terms and conditions for similar services as evidenced by standard agreements used by Hoover's from time-to-time for similar services to other customers.

     (d) All spending by KU or its Affiliates will serve toward fulfilling KU's Spending Requirement under this Agreement.

     (e) KU and Hoover's will determine the Services to be provided during the Initial Quarter by August 30, 1999 to allow Hoover's adequate time to integrate and provide any Services during the Initial Quarter. KU and Hoover's will determine the Services to be provided during the period from January 1, 2000 through March 31, 2000 prior to November 30, 1999 to allow Hoover's adequate time to integrate and provide any Services required during such period.

     (f) For purposes of this Agreement, "Affiliate" of KU shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with KU.

     2. RATES FOR SERVICES. The economic terms of the final components of the Strategic Relationship will be subject to prevailing market conditions at rates to be agreed upon by Hoover's and KU. If the parties cannot mutually agree as to rates for any or all of the individual Services that could be provided by Hoover's to KU during the term of this Agreement, the parties agree to mutually select an independent third party who is knowledgeable regarding similar transactions to assist the parties' determination of a market rate.

     3.   REPRESENTATIONS AND WARRANTIES.

     (a) Hoover's hereby represents and warrants to KU that it has the right, power and authority to enter into this Agreement and perform its obligations as set forth herein; (ii) it is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would interfere or conflict with its obligations under this Agreement; and (iii) the Services provided by Hoover's hereunder will be rendered in a commercially reasonable manner.

     (b) KU hereby represents and warrants to Hoover's that it has the right, power and authority to enter into this Agreement and perform its obligations as set forth herein; (ii) it is under no obligation or restriction, nor will it assume any such obligation or restriction, that does or would interfere or conflict with its obligations under this Agreement; (iii) it is either the owner of or it has the right

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          to use, publish, reproduce and display any content it provides to
          Hoover's for inclusion in any Services that Hoover's will provide under this Agreement.

     (c) EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     4. TERM. This Agreement shall commence on the date last written above and shall continue through September 30, 2001.

     5. TERMINATION FOR CAUSE. In the event that either party materially defaults in the performance of any of its duties or obligations hereunder, which default shall not be substantially cured within thirty (30) days after written notice is given to the other party specifying the default, then such party may, by giving written notice thereof to the other party, terminate this Agreement as of a date specified in such notice of termination. In the event that Hoover's terminates this Agreement under this paragraph 5 or paragraph 6 below, then KU agrees that Hoover's shall have the right to repurchase the shares of Common Stock purchased by KU pursuant to the Stock Purchase Agreement at a price per share equal to that paid by KU under the terms of the Stock Purchase Agreement (the "REPURCHASE RIGHT"). Such Repurchase Right shall be exercisable by Hoover's at any time during the thirty day period subsequent to Hoover's termination of this Agreement under this paragraph 5 or paragraph 6 by delivering written notice to KU.

     6. OTHER TERMINATION. Either KU or Hoover's may terminate this Agreement immediately upon the occurrence of any of the following events with respect to the other party: (a) a receiver is appointed for such party or its material assets; (b) such party becomes insolvent, generally unable to pay its debts as they become due, makes an assignment for the benefit of its creditors or seeks relief under any bankruptcy, insolvency or debtor's relief law; (c) if proceedings are commenced against the other party under any bankruptcy, insolvency or debtor's relief law, and such proceedings have not been vacated or set aside within sixty (60) days from the date of commencement thereof; or
          (d) if such party is liquidated or dissolved or otherwise ceases to do business provided written notice is provided to the other party.

     7. EFFECTS OF TERMINATION. In the event of any termination of this Agreement, KU and Hoover's shall, within thirty (30) days after the effective date of such termination, remove, take down, or cease to provide Services (including under any individual agreement for Services between the parties), and return to the other party any intellectual or other property licensed or otherwise obtained from the other party for the purpose of providing such Service.

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     8.   BINDING NATURE AND ASSIGNMENT.  This Agreement shall be binding on the
          Parties hereto and their respective successors and assigns, but neither party may, or shall have the power to, assign this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld.

     9. COMPLIANCE WITH LAW. Each party shall comply with all applicable laws, codes, ordinances, rules and regulations of the federal, state and local governments, and of any and all political subdivisions and regulatory authorities thereof. Each party shall obtain all necessary permits and licenses required in connection with the performance of it obligations hereunder.

     10. NOTICES. Wherever under this Agreement one party is required or permitted to give notice to the other, such notice shall be deemed given when delivered in hand or when mailed by registered or certified United States mail, return receipt requested, postage prepaid, and sent to the following address:

          If to KU:      Knowledge Net Holdings, L.L.C.
                              844 Moraga Drive
                              Los Angeles, California 90049
                              Attn:  Steven B. Fink

             with a copy to:  Maron & Sandler
                              844 Moraga Drive
                              Los Angeles, California 90049
                              Attn:  Stanley E. Maron

          If to Hoover's: Hoover's, Inc.
                              1033 La Posada Drive
                              Suite 250
                              Austin, Texas  78752
                              Attention: Chief Financial Officer

              with a copy to: Brobeck, Phleger & Harrison LLP
                              301 Congress Avenue, Suite 1200
                              Austin, Texas 78701
                              Attn:  Ronald G. Skloss


     11. HEADINGS. The article and section headings used herein are for reference and convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     12. RELATIONSHIP OF PARTIES. This Agreement does not constitute a party as the agent or legal representative of the other and does not create a partnership or joint venture between the parties.

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     13.  CONFIDENTIALITY.  This Agreement and all other information or know-how that relates to that party's operations, future business plans, or other proprietary information which is marked or identified as "Confidential" and/or "Proprietary", or is otherwise reasonably identified as confidential is confidential ("Confidential Information"). Each party may use Confidential Information received from the other party hereunder only in connection with the business purposes for which such Confidential Information was or shall be provided. Each party agrees to use the same means it uses to protect its own Confidential Information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidential and proprietary nature of the other party's Confidential Information. Confidential Information shall not include anything which is (i) already known by the recipient party without an obligation of confidentiality, (ii) publicly known or becomes publicly known through no unauthorized act of the recipient party, (iii) rightfully received from a third party under no obligation of confidentiality, (iv) independently developed by the recipient party without use of the other party's Confidential Information, (v) disclosed without similar restrictions to a third party by the party owning the Confidential Information, (vi) approved by the other party for disclosure, or (vii) required to be disclosed pursuant to requirement of a governmental agency or law so long as the disclosing party provides the other party with notice of such requirement prior to any such disclosure. Notwithstanding anything to the contrary contained herein, each party may provide access to and the use of the Confidential Information to third parties providing services to such party who have a business need to access such Confidential Information in connection with a bona fide service being provided to such party so long as such party takes reasonable steps to ensure that such third parties maintain the confidentiality of such Confidential Information as provided for hereunder.

     14. SEVERABILITY. If any provision of this Agreement is declared or found to be illegal, unenforceable or void, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objective. If the remainder of this Agreement shall not be affected by such declaration or finding and is capable of substantial performance, then, each provision not so affected shall be enforced to the extent permitted by law.

     15. PRESS RELEASES. Except to the extent required by applicable law or as otherwise specified herein, any use by one party of the other party's name, trademarks or service marks in any press releases, customer lists, marketing materials or other announcements concerning the matters covered by this Agreement, or for

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          promotional, advertising or other purposes, shall require the other party's prior written approval. Notwithstanding the foregoing, once either party refers to the existence of its relationship with the other party in printed customer lists that may only be provided to prospective new customers of such party and such use has been approved by the other party, similar uses may be made without submitting such uses for approval.

     16. WAIVER. No delay or omission by either party hereto to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.

     17. FORCE MAJEURE. If the performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by reason of fire or other casualty or accident, acts of God, severe weather conditions, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition whatsoever beyond the reasonable control of the parties hereto, the party whose performance is so affected shall be excused from such performance; PROVIDED, HOWEVER, that in such event, the other party shall be relieved of any payment obligations during such force majeure event; and PROVIDED, FURTHER, that if either party invokes this Section for any consecutive period of thirty (30) business days or longer, then the other party may terminate this Agreement without penalty, upon written notice to such invoking party.

     18. SURVIVAL OF TERMS. Termination or expiration of this Agreement for any reason shall not terminate any rights, liabilities or obligations that have either accrued prior to the effective date of termination of this Agreement or which the parties have expressly agreed shall survive any such termination or expiration.

     19. ENTIRE AGREEMENT. This Agreement and each Exhibit attached hereto, each of which is incorporated herein for all purposes, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no written or oral representations, understandings or agreements relative hereto which are not fully expressed herein. This Agreement and such Exhibits are intended to be the sole and exclusive statement of the agreement between the parties hereto with respect to the subject matter hereof and any other terms or conditions included in any forms utilized or exchanged by the parties hereto shall be of no force or effect and shall not be incorporated herein or be binding unless expressly agreed to in writing by both parties hereto. No change, amendment, waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative

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          of the party against which such change, amendment, waiver or discharge is sought to be enforced.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to such state's principles of conflicts of laws.


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SIGNATURE PAGE TO STRATEGIC RELATIONSHIP AGREEMENT


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         HOOVER'S, INC.


                         By:   /s/ Carl G. Shepherd
                             -------------------------------------
                                   Carl G. Shepherd
                                   Executive Vice President and
                                   Chief Operating Officer


                         KNOWLEDGE NET HOLDINGS, L.L.C.


                         By:   /s/ Steven B. Fink
                             --------------------------------------
                                   Steven B. Fink
                                   President